Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES THIRD QUARTER 2018 RESULTS

JERICHO, NY, October 24, 2018 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter ended September 30, 2018.

Highlights For The Third Quarter

•	Net earnings of $0.27 per share
•	Funds From Operations (FFO) of $0.44 per share
•	Adjusted Funds From Operations (AFFO) of $0.44 per share
•	Acquired seven properties for $19.4 million
•	Tightens 2018 AFFO guidance range

Christopher J. Constant, Getty’s President & Chief Executive Officer stated, “The third quarter was marked by strong revenue and AFFO growth compared to the same period last year, which reflects the successful execution of our acquisition strategy over the past two years. During the quarter, we continued our investment activity, as we added a high-quality portfolio of properties with an existing tenant, Applegreen. In addition, we completed our third redevelopment project of the year, a state-of-the-art, new-to-industry convenience and gas site. With the backdrop of a healthy convenience and gas industry, combined with our solid balance sheet, we remain confident that we will continue to deliver consistent results from our operating portfolio and execute on our growth initiatives as we move through the remainder of 2018 and beyond.”

Net Earnings

The Company reported net earnings for the quarter ended September 30, 2018, of $10.9 million, or $0.27 per share, as compared to net earnings of $9.3 million, or $0.24 per share, for the same period in 2017. The Company reported net earnings for the nine months ended September 30, 2018, of $34.5 million, or $0.85 per share, as compared to net earnings of $34.2 million, or $0.94 per share, for the same period in 2017.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended September 30, 2018, was $17.9 million, or $0.44 per share, as compared to $16.2 million, or $0.42 per share, for the same period in 2017. FFO for the nine months ended September 30, 2018, was $53.3 million, or $1.31 per share, as compared to $54.3 million, or $1.49 per share, for the same period in 2017.

AFFO for the quarter ended September 30, 2018, was $17.9 million, or $0.44 per share, as compared to $15.7 million, or $0.40 per share, for the same period in 2017. AFFO for the nine months ended September 30, 2018, was $52.1 million, or $1.28 per share, as compared to $44.7 million, or $1.23 per share, for the same period in 2017.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. During the fourth quarter of 2017, the Company revised its definition of AFFO. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties increased 18.9%, or $4.7 million, to $29.6 million for the quarter ended September 30, 2018, as compared to $24.9 million for the same period in 2017. Revenues from rental properties increased 18.7%, or $13.7 million, to $86.9 million for the nine months ended September 30, 2018, as compared to $73.2 million for the same period in 2017. The growth in revenues from rental properties for the quarter and nine months ended September 30, 2018, was primarily due to revenue from properties acquired by the Company in 2018 and the second half of 2017.

Property costs were $5.6 million for the quarter ended September 30, 2018, as compared to $5.3 million for the same period in 2017. Property costs were $17.0 million for the nine months ended September 30, 2018, as compared to $15.4 million for the same period in 2017. Property costs for the quarter and nine months ended September 30, 2018, increased principally due to higher reimbursable and non-reimbursable real estate taxes offset by a decrease in rent expense and maintenance expense.

Environmental expenses included in continuing operations were $1.2 million for the quarter ended September 30, 2018, as compared to $1.0 million for the same period in 2017. Environmental expenses included in continuing operations were $3.9 million for the nine months ended September 30, 2018, as compared to $0.9 million for the same period in 2017. Environmental expenses for the quarter and nine months ended September 30, 2018, increased principally due to higher environmental legal and professional fees, and net environmental remediation costs. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses were $3.6 million for the quarter ended September 30, 2018, as compared to $3.4 million for the same period in 2017. General and administrative expenses were $11.0 million for the nine months ended September 30, 2018, as compared to $10.6 million for the same period in 2017. The increase in general and administrative expenses for the quarter and nine months ended September 30, 2018, was principally due to an increase in public company and employee related expenses.

Impairment charges included in continuing operations were $0.7 million for the quarter ended September 30, 2018, as compared to $2.2 million for the same period in 2017. Impairment charges included in continuing operations were $4.0 million for the nine months ended September 30, 2018, as compared to $6.5 million for the same period in 2017. Impairment charges in continuing operations for the quarter and nine months ended September 30, 2018 and 2017, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of its properties.

Portfolio Activities

During the quarter ended September 30, 2018, the Company acquired fee simple interests in seven properties for $19.4 million; included in this total was the acquisition of fee simple interests in six properties with a U.S. subsidiary of Applegreen PLC under a unitary triple-net lease. During the nine months ended September 30, 2018, the Company acquired fee simple interests in 39 properties for $74.7 million.

Redevelopment Activities

During the quarter ended September 30, 2018, rent commenced on one redevelopment project. During the nine months ended September 30, 2018, rent commenced on three redevelopment projects. As of September 30, 2018, the Company is actively redeveloping nine of its former convenience store and gasoline station properties either as a new convenience and gasoline use or for alternative single-tenant net lease retail uses. In addition, as of September 30, 2018, the Company had signed leases on four additional properties that are currently part of its net lease portfolio. These properties are expected to be recaptured from their current leases and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of September 30, 2018, the Company had $425.0 million of outstanding indebtedness with a weighted average interest rate of 5.1%. The Company’s indebtedness consisted of $100.0 million in aggregate borrowings under its credit agreement and an aggregate principal amount of $325.0 million of senior unsecured notes. Total cash and cash equivalents were $18.6 million as of September 30, 2018.

2018 Guidance

The Company is tightening its 2018 AFFO guidance to a range of $1.70 to $1.74 per diluted share, from its prior range of $1.68 to $1.74 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp. will host a conference call and webcast on Thursday, October 25, 2018, at 8:30 a.m. EDT. To participate in the call, please dial (800) 289-0438, or (323) 794-2423 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Thursday, October 25, 2018, beginning at 11:30 a.m. EDT through 11:59 p.m. EDT, Friday, November 2, 2018. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 7308191.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of September 30, 2018, the Company owned 861 properties and leased 77 properties from third-party landlords in 30 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less (i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

Beginning in the fourth quarter of 2017, the Company revised its definition of AFFO to exclude three additional items – environmental litigation accruals, insurance reimbursements, and legal settlements and judgments – because the Company believes that these items are not indicative of its core operating performance. While the Company does not label excluded items as non-recurring, the Company believes that excluding items from its definition of AFFO that are either non-cash or not reflective of its core operating performance provides analysts and investors the ability to compare its core operating performance between periods. AFFO for the quarter and nine months ended September 30, 2017, has been restated to conform to the Company’s revised definition.

FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of our core operating performance.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2018 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, AND STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2018	December 31, 2017
ASSETS
Real estate:
Land	$629,602	$589,497
Buildings and improvements	403,900	379,785
Construction in progress	3,333	1,682
	1,036,835	970,964
Less accumulated depreciation and amortization	(145,756)	(133,353)
Real estate held for use, net	891,079	837,611
Real estate held for sale, net	360	—
Real estate, net	891,439	837,611
Investment in direct financing leases, net	87,376	89,587
Notes and mortgages receivable	33,072	32,366
Cash and cash equivalents	18,563	19,992
Restricted cash	1,442	821
Deferred rent receivable	36,824	33,610
Accounts receivable, net of allowance of $2,114 and $1,840, respectively	2,925	3,712
Prepaid expenses and other assets	58,606	55,055
Total assets	$1,130,247	$1,072,754
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under credit agreement, net	$97,021	$154,502
Senior unsecured notes, net	324,380	224,656
Environmental remediation obligations	60,905	63,565
Dividends payable	13,145	12,846
Accounts payable and accrued liabilities	62,604	63,490
Total liabilities	558,055	519,059
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 and 10,000,000 shares authorized, respectively; unissued	—	—
Common stock, $0.01 par value; 100,000,000 and 60,000,000 shares authorized, respectively; 40,521,725 and 39,696,110 shares issued and outstanding, respectively	405	397
Additional paid-in capital	627,905	604,872
Dividends paid in excess of earnings	(56,118)	(51,574)
Total stockholders’ equity	572,192	553,695
Total liabilities and stockholders’ equity	$1,130,247	$1,072,754

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Revenues from rental properties	$29,570	$24,913	$86,877	$73,174
Tenant reimbursements	4,332	3,799	11,861	10,717
Interest on notes and mortgages receivable	792	752	2,314	2,259
Total revenues	34,694	29,464	101,052	86,150
Operating expenses:
Property costs	5,592	5,307	16,955	15,368
Impairments	729	2,167	3,987	6,549
Environmental	1,208	1,045	3,898	931
General and administrative	3,556	3,395	10,998	10,562
Allowance for uncollectible accounts	357	139	364	200
Depreciation and amortization	6,068	4,678	17,569	13,465
Total operating expenses	17,510	16,731	53,771	47,075
Operating income	17,184	12,733	47,281	39,075
Gain (loss) on dispositions of real estate	(29)	163	3,636	339
Other income (expense), net	(78)	881	510	4,992
Interest expense	(6,060)	(4,319)	(16,425)	(12,678)
Earnings from continuing operations	11,017	9,458	35,002	31,728
Discontinued operations:
Earnings (loss) from discontinued operations	(73)	(118)	(486)	2,422
Net earnings	$10,944	$9,340	$34,516	$34,150

Basic earnings per common share:
Earnings from continuing operations	$0.27	$0.24	$0.86	$0.87
Earnings (loss) from discontinued operations	—	—	(0.01)	0.07
Net earnings	$0.27	$0.24	$0.85	$0.94
Diluted earnings per common share:
Earnings from continuing operations	$0.27	$0.24	$0.86	$0.87
Earnings (loss) from discontinued operations	—	—	(0.01)	0.07
Net earnings	$0.27	$0.24	$0.85	$0.94
Weighted average common shares outstanding:
Basic	40,430	38,702	40,016	35,979
Diluted	40,455	38,702	40,031	35,979

Dividends declared per common share	$0.32	$0.28	$0.96	$0.84

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net earnings	$10,944	$9,340	$34,516	$34,150
Depreciation and amortization of real estate assets	6,068	4,678	17,569	13,465
(Gain) loss on dispositions of real estate	29	(163)	(3,636)	(339)
Impairments	832	2,393	4,808	7,044
Funds from operations	17,873	16,248	53,257	54,320
Revenue recognition adjustments	(487)	(353)	(1,868)	(1,299)
Changes in environmental estimates	(71)	(397)	(679)	(6,116)
Accretion expense	530	825	1,837	2,621
Environmental litigation accruals	26	(36)	26	(106)
Insurance reimbursements	(4)	(480)	(313)	(4,572)
Legal settlements and judgments	—	(105)	(147)	(105)
Adjusted funds from operations	$17,867	$15,702	$52,113	$44,743
Basic per share amounts:
Earnings per share	$0.27	$0.24	$0.85	$0.94
Funds from operations per share	0.44	0.42	1.31	1.49
Adjusted funds from operations per share	$0.44	$0.40	$1.28	$1.23
Diluted per share amounts:
Earnings per share	$0.27	$0.24	$0.85	$0.94
Funds from operations per share	0.44	0.42	1.31	1.49
Adjusted funds from operations per share	$0.44	$0.40	$1.28	$1.23
Weighted average common shares outstanding:
Basic	40,430	38,702	40,016	$35,979
Diluted	40,455	38,702	40,031	$35,979

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com